UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 29, 2006

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2006, the Compensation Committee of the Board of Directors of Macrovision Corporation (the “Company”) approved the 2006 Company Incentive Plan (the “Plan”). Named executive officers will participate in the Plan. A copy of the Plan is attached to this report as Exhibit 10.1.

Under the terms of the Plan, employees are provided financial cash incentive awards based upon the Company’s and the individual employee’s performance. Company performance is based upon the Company achieving an established worldwide revenue target and a worldwide operating profit target per the current Plan. Individual performance is based upon the evaluation of the individual employee’s performance and contribution for the fiscal year. Awards under the Plan will be weighted by Company and individual performance components, with a greater incentive percentage weighted toward Company performance the higher the position in the Company. Awards are based as a percentage of a participant’s annual salary pursuant to a performance rating chart outlined in the Plan.

ITEM 9.01 Financial Statements and Exhibits

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description
10.1	2006 Company Incentive Plan

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation
(Registrant)

Date: April 3, 2006	By:	/s/ James Budge
James Budge
Chief Financial Officer